Exhibit 99.1

Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. Announce Closing of Merger

Contact: R. Roderick Porter, Executive Vice Chairman Phone: 202-464-1130 ext. 2406 Fax: 202-464-1134 Southern National Bancorp, NASDAQ Symbol SONA Website: www.sonabank.com	Contact: Joe A. Shearin, President & CEO Phone: 804-528-4752 Southern National Bancorp, NASDAQ Symbol SONA Website: www.sonabank.com

For immediate release

June 23, 2017

McLean, VA & Richmond, VA, June 23, 2017 – Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) (“Southern National”) and Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (“Eastern Virginia”) jointly announced today the completion of the merger of Eastern Virginia with and into Southern National and the completion of the merger of Eastern Virginia’s wholly-owned bank subsidiary, EVB, with and into Southern National’s wholly-owned bank subsidiary, Sonabank. The combination brings together two banking companies with complementary business lines, creating one of the premier banking institutions headquartered in the Commonwealth of Virginia.

The combined company has approximately $2.6 billion in total assets, $2.0 billion in total deposits, and $1.8 billion in total loans.  The holding company will continue to operate under the name “Southern National Bancorp of Virginia, Inc.” and will maintain its corporate headquarters in McLean, Virginia. All banking operations will be conducted through Sonabank with its headquarters in Richmond, Virginia. The combined bank has 47 branch locations covering markets in both Maryland and Virginia, including the Washington, D.C. and Richmond, Virginia MSAs. These attractive markets are often cited as having some of the best demographic and income profiles in the country, frequently characterized by low unemployment, strong population growth, new business starts and consistent capital expenditure.

Pursuant to the merger agreement, the holders of shares of Eastern Virginia capital stock have the right to 0.6313 shares of Southern National common stock for each share of Eastern Virginia capital stock held immediately prior to the effective date of the merger.

The executive management team of the combined company will be comprised of Joe A. Shearin as President and CEO, Georgia S. Derrico as Executive Chairman and R. Roderick Porter as Executive Vice Chairman.

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Southern National was advised in the transaction by FIG Partners LLC as financial advisor, and Alston & Bird LLP, as legal counsel.   Eastern Virginia was advised by Sandler O’Neill + Partners, L.P. as financial advisor, and Troutman Sanders LLP, as legal counsel.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern National’s expectations or predictions of future financial or business performance or conditions. These forward-looking statements are based on the current beliefs and expectations of the management of Southern National and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond its control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements may be identified by words such as “may,” “could,” “will,” “expect,” “believe,” “anticipate,” “forecast,” “intend,” “plan,” “prospects,” “estimate,” “potential,” or by variations of such words or by similar expressions. Forward-looking statements in this report (including in the exhibits hereto) may include, but are not limited to, statements about projected impacts of and financial results generated by the transaction. Forward-looking statements speak only as of the date they are made and Southern National assumes no duty to update forward-looking statements, except as required by law.

In addition to factors previously disclosed in Southern National’s and Eastern Virginia’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the transaction. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, may not reflect actual results and may not be relied upon.

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